CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION

                           EASTERN STAR HOLDINGS, INC.

     We the undersigned, William E. Grahfam, President and Albert Golusin, Secretary, of Eastern Star Holdings, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened and held by unanimous written consent effective on the November 21, 1997, adopted a resolution to amend the Restated Articles of Incorporation as heretofore amended, to change the name of the corporation, as follows:

          Article FIRST is hereby amended to read in its entirety as follows:

          FIRST: The name of the corporation is Fan Energy Inc.

     The number of shares of the corporation outstanding and entitled to vote on the Amendment to the Articles of Incorporation is 7,771,704; that the said change in the name of the corporation and the Amendment to the Articles of Incorporation have been consented to and approved by the written consent of stockholders holding at least a majority of each class of stock of the corporation outstanding and entitled to vote thereon.


                                         /s/ William E. Grafham
                                         ---------------------------------------
                                         William E. Grafham


                                         /s/ Albert Golusin
                                         ---------------------------------------
                                         Albert Golusin

STATE OF ARIZONA    )
                    )   ss.
COUNTY OF MARICOPA  )

     On November 30, 1997, personally appeared before me, a notary public, William E. Grafham and Albert Golusin, who acknowledged that they executed the above Certificate of Amendment to the Articles of Incorporation and that the facts stated therein are true.

     My commission expires: 6/13/2001

                                         /s/ Susan D. Bower
                                         ---------------------------------------
                                         Notary Public-State of Arizona
                                         Maricopa County